Directions to Annual Meeting of Shareholders

Our annual meeting of shareholders will be held at our corporate headquarters on November 20, 2014. If you plan to attend this meeting, you can obtain directions by contacting Emily P. Bennett at Delta at 3617 Lexington Road, Winchester, Kentucky 40391 (859) 744-6171 ext. 1116.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on November 20, 2014

Any shareholder may obtain without charge a copy of our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission for the year ended June 30, 2014, our Annual Report to Shareholders for the year ended June 30, 2014, including financial statements, the form of proxy or the Notice and Proxy Statement

•by submitting a request in writing to: John B. Brown, Chief Financial Officer, Treasurer and Secretary, Delta Natural Gas Company, Inc., 3617 Lexington Road, Winchester, KY 40391,

•by contacting Mr. Brown by e-mail at jbrown@deltagas.com

•by calling the Company at 859-744-6171 ext. 1116 or

•on our website at http://www.deltagas.com

Please be sure to specify which document(s) you are requesting.

◆IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.◆

PROXY - DELTA NATURAL GAS COMPANY, INC.

Holders of Common Stock
Appointment of Proxy

For the Annual Meeting of Shareholders
To Be Held November 20, 2014 at 10:00 a.m.
at the Principal Office of the Company at
3617 Lexington Road, Winchester, KY 40391

The undersigned hereby appoints Glenn R. Jennings and John B. Brown, and either of them with power of substitution, as proxies to vote the shares of Common Stock of the undersigned in Delta Natural Gas Company, Inc. at the Annual Meeting of its Shareholders to be held at 10:00 a.m. on November 20, 2014 and at any adjournments thereof, upon matters that may properly come before the meeting, including the matters identified (and in the manner indicated) on the reverse side of this proxy and described in the proxy statement furnished herewith.

This proxy is solicited on behalf of the Board of Directors. It will be voted as specified. If not specified, the shares represented by this proxy will be voted FOR proposals 1 and 3 and FOR all of the nominees listed in proposal 2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission, and by applicable state laws (including matters that the proxy holders do not know, a reasonable time before this solicitation is to be presented).

Please sign and date this proxy on the reverse side, and return it promptly in the enclosed envelope.

DELTA NATURAL GAS COMPANY, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with
an X as shown in this example. Please do not    ☒
write outside the designated areas.
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, November 20, 2014.

Vote by Internet
Go to www.investorvote.com/DGAS
Or scan the QR code with your smartphone
Follow the steps outlined on the secure website

Vote by Telephone
Call toll free 1-800-652VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

If you have not voted via the internet or telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope.
-------------------------------------------------------------------------------------------------------------------------------------------------------
A.    Proposals

The Board of Directors recommends a vote FOR proposals 1 and 3 and FOR all of the nominees listed in proposal 2.

1.	Ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as Delta's Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2015:	For	Against	Abstain
		☐	☐	☐

2.	Election of directors for three-year terms expiring in 2017.

	For	Withhold
Glenn R. Jennings	☐	☐

	For	Withhold
Fred N. Parker	☐	☐

	For	Withhold
Arthur E. Walker, Jr.	☐	☐

Election of director for a one-year term expiring in 2015.

	For	Withhold
Jacob P. Cline, III	☐	☐

3.	Non-binding, advisory vote to approve the compensation paid our named executive officers for fiscal 2014.	For	Against	Abstain
		☐	☐	☐
B.    Non-Voting Items

Change of Address — Please print new address below.

C.    Authorized Signatures — This section must be completed for your vote to be counted - Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please	Signature 1 — Please keep	Signature 2 — Please keep
print date below	signature within the box.	signature within the box.

____________________________	____________________________	____________________________

____________________________	____________________________	____________________________